Exhibit 99.1

Contacts:	Alex Abraham (media)	Christopher Jakubik, CFA (investors)
	Alex.Abraham@kraftheinz.com	ir@kraftheinz.com
KRAFT HEINZ REPORTS THIRD QUARTER 2021 RESULTS
Delivers results ahead of expectations
Gaining traction to address inflation, advance strategy
Raises full year outlook

PITTSBURGH & CHICAGO - October 27, 2021 - The Kraft Heinz Company (Nasdaq: KHC) (“Kraft Heinz” or the “Company”) today reported financial results for the third quarter of 2021, which reflected gains in Organic Net Sales on top of exceptionally strong growth in 2020. The Company also reported better-than-expected results, enabled by improvements in its operating model and an agile approach to managing supply and services through volatile markets.

"I am incredibly proud of our Kraft Heinz team for delivering another quarter of results that exceed our expectations, even as we face the ongoing challenges of the pandemic and, now, escalating inflation,” said Kraft Heinz CEO, Miguel Patricio. “We are effectively adapting to near-term challenges while transforming our business and rejuvenating our iconic brands to better serve consumers for the long term. We still have much to do, but our momentum is strong and our strategy to bring agility to our scale is working, which is why we are increasing full-year expectations."

Net Sales
In millions
	Net Sales			Organic Net Sales(1) Growth
	September 25, 2021	September 26, 2020	% Chg vs PY	YoY Growth Rate	Price	Volume/Mix
For the Three Months Ended
United States	$4,521	$4,710	(4.0)%	1.3%	1.4 pp	(0.1) pp
International	1,383	1,325	4.4%	2.2%	2.2 pp	0.0 pp
Canada	420	406	3.4%	(1.9)%	0.2 pp	(2.1) pp
Kraft Heinz	$6,324	$6,441	(1.8)%	1.3%	1.5 pp	(0.2) pp

For the Nine Months Ended
United States	$13,867	$14,122	(1.8)%	0.3%	1.3 pp	(1.0) pp
International	4,190	3,931	6.6%	1.8%	2.1 pp	(0.3) pp
Canada	1,276	1,193	7.0%	(1.2)%	2.2 pp	(3.4) pp
Kraft Heinz	$19,333	$19,246	0.5%	0.5%	1.5 pp	(1.0) pp

Net Income/(Loss) and Diluted EPS
In millions, except per share data
	For the Three Months Ended			For the Nine Months Ended
	September 25, 2021	September 26, 2020	% Chg vs PY	September 25, 2021	September 26, 2020	% Chg vs PY
Gross profit	$2,028	$2,344	(13.5)%	$6,520	$6,654	(2.0)%
Operating income/(loss)	1,156	1,147	0.8%	3,480	578	502.3%
Net income/(loss)	736	598	23.2%	1,279	(673)	289.9%
Net income/(loss) attributable to common shareholders	733	597	23.0%	1,269	(676)	287.6%
Diluted EPS	$0.59	$0.49	20.4%	$1.03	$(0.55)	287.3%

Adjusted EPS(1)	0.65	0.70	(7.1)%	2.15	2.09	2.9%
Adjusted EBITDA(1)	$1,479	$1,667	(11.3)%	$4,765	$4,881	(2.4)%
Q3 2021 Financial Summary
•Net sales decreased 1.8 percent versus the year-ago period to $6.3 billion, including a negative 4.0 percentage point impact from the divestiture of the Company's nuts business, which closed in the second quarter of 2021, and a favorable 0.9 percentage point impact from currency. Net sales versus the comparable 2019 period increased 4.1 percent, including a favorable 0.8 percentage point impact from currency and despite a negative 4.3 percentage point impact from divestitures. Organic Net Sales(1) increased 1.3 percent versus the prior year period and 7.6 percent versus the comparable 2019 period, with growth versus 2019 negatively impacted by 1.4 percentage points from exiting the McCafé licensing agreement. Pricing was up 1.5 percentage points versus the prior year period with growth across each reporting segment that primarily reflected inflation-justified price increases in foodservice and retail channels across all geographies. These gains came despite more normalized promotional activities with retailers versus the year-ago period, especially in the United States. Volume/mix declined 0.2 percentage points versus the year-ago period reflecting declines versus extraordinary COVID-19-related retail demand in 2020, that were partially offset by a recovery in foodservice channels.
•Net income/(loss) increased 23.2 percent to $736 million primarily driven by a $300 million non-cash goodwill impairment loss in the prior year period related to the Cheese Transaction, a lower effective tax rate versus the prior year period, and favorable changes in other expense/(income). These factors were partially offset by lower Adjusted EBITDA, higher interest expense due to debt extinguishment costs, as well as unrealized losses on commodity hedges in the current year period compared to unrealized gains on commodity hedges in the prior year period. Net income/(loss) decreased 18.1 percent versus the comparable 2019 period. Adjusted EBITDA(1) decreased 11.3 percent versus the year-ago period to $1.5 billion and increased 0.7 percent versus the comparable 2019 period, with performance against each period including an unfavorable impact from divestitures of approximately 3 percentage points. Excluding a favorable 0.6 percentage point impact from currency, year-over-year Adjusted EBITDA benefited from efficiency gains, higher Organic Net Sales, and lower general corporate expenses. These increases were more than offset by unfavorable supply chain, key commodity(2), and packaging costs.

•Diluted EPS increased to $0.59, up 20.4 percent versus the prior year, driven by the net income/(loss) factors discussed above. Adjusted EPS(1) decreased to $0.65, down 7.1 percent versus the prior year, primarily driven by lower Adjusted EBITDA, higher equity award compensation expense, and unfavorable changes in other expense/(income) that more than offset lower taxes on adjusted earnings and lower interest expense versus the prior year period.
•Year-to-date net cash provided by operating activities was $2.4 billion, down 26.4 percent versus the year-ago period, primarily driven by higher cash tax payments on divestitures in 2021 related to the divestiture of the Company's nuts business, higher cash outflows for variable compensation in 2021 compared to 2020, higher cash outflows from increased promotional activity versus the prior year period, and lower Adjusted EBITDA. These impacts were partially offset by lower cash outflows for inventories and favorable changes in accounts payable compared to the prior year, largely due to the timing of purchases and favorable payment terms. Free Cash Flow(1) in the first nine months of 2021 was $1.8 billion, down 38.8 percent versus the comparable prior year period due to lower net cash provided by operating activities and higher capital expenditures versus the prior year period.

Outlook
Based on strong performance to date, the Company expects Organic Net Sales(3) growth in 2021 to be flat compared to an exceptionally strong 2020 period. In addition, the Company has increased its expectations for 2021 Adjusted EBITDA(3) from at least $6.1 billion to more than $6.2 billion. This reflects a combination of greater-than-expected Organic Net Sales as well as the Company's ongoing efforts to manage inflationary pressures as it continues to invest in long-term growth. This outlook includes the impact of the sale of the Company’s nuts business completed in June, but does not include an impact from the pending sale of its natural cheese business.

End Notes
(1)Organic Net Sales, Adjusted EBITDA, Adjusted EPS, Constant Currency Adjusted EBITDA, and Free Cash Flow are non-GAAP financial measures. Please see discussion of non-GAAP financial measures and the reconciliations at the end of this press release for more information.
(2)The Company's key commodities in the United States and Canada are dairy, meat, and coffee.
(3)Full year 2021 guidance for Organic Net Sales and Adjusted EBITDA is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measure is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of such items impacting comparability, including, but not limited to, the impact of currency, acquisitions and divestitures, restructuring expenses, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, certain non-ordinary course legal and regulatory matters, and equity award compensation expense, among other items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, the Company is unable to provide a reconciliation of these measures without unreasonable effort.
Earnings Discussion and Webcast Information
A pre-recorded management discussion of The Kraft Heinz Company's third quarter 2021 earnings is available at ir.kraftheinzcompany.com. The Company will host a live question and answer session beginning today at 9:00 a.m. Eastern Daylight Time. A webcast of the session will also be accessible at ir.kraftheinzcompany.com.

ABOUT THE KRAFT HEINZ COMPANY
We are driving transformation at The Kraft Heinz Company (Nasdaq: KHC), inspired by our Purpose, Let’s Make Life Delicious. Consumers are at the center of everything we do. With 2020 net sales of approximately $26 billion, we are committed to growing our iconic and emerging food and beverage brands on a global scale. We leverage our scale and agility to unleash the full power of Kraft Heinz across a portfolio of six consumer-driven product platforms. As global citizens, we’re dedicated to making a sustainable, ethical impact while helping feed the world in healthy, responsible ways. Learn more about our journey by visiting www.kraftheinzcompany.com or following us on LinkedIn and Twitter.

Forward-Looking Statements
This press release contains a number of forward-looking statements. Words such as “plan,” "believe," "anticipate," "reflect," "invest," "see," "make," "expect," "deliver," "drive," “improve,” “intend,” "assess," "remain," "evaluate," “establish,” “focus,” “build,” “turn,” “expand,” “leverage,” "grow," "will," "maintain," "manage," and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the Company's plans, impacts of accounting standards and guidance, growth, legal matters, taxes, costs and cost savings, impairments, dividends, expectations, investments, innovations, opportunities, capabilities, execution, initiatives, and pipeline. These forward-looking statements reflect management's current expectations and are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company's control.
Important factors that may affect the Company's business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the impacts of COVID-19 and government and consumer responses; operating in a highly competitive industry; the Company’s ability to correctly predict, identify, and interpret changes in consumer preferences and demand, to offer new products to meet those changes, and to respond to competitive innovation; changes in the retail landscape or the loss of key retail customers; changes in the Company's relationships with significant customers or suppliers, or in other business relationships; the Company’s ability to maintain, extend, and expand its reputation and brand image; the Company’s ability to leverage its brand value to compete against private label products; the Company’s ability to drive revenue growth in its key product categories or platforms, increase its market share, or add products that are in faster-growing and more profitable categories; product recalls or other product liability claims; the Company’s ability to identify, complete, or realize the benefits from strategic acquisitions, alliances, divestitures, joint ventures, or other investments; the Company's ability to successfully execute its strategic initiatives; the impacts of the Company's international operations; the Company's ability to protect intellectual property rights; the Company's ownership structure; the Company’s ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes, and improve its competitiveness; the Company's level of indebtedness, as well as our ability to comply with covenants under our debt instruments; additional impairments of the carrying amounts of goodwill or other indefinite-lived intangible assets; foreign exchange rate fluctuations; volatility in commodity, energy, and other input costs; volatility in the market value of all or a portion of the commodity derivatives we use; compliance with laws and regulations and related legal claims or regulatory enforcement actions; failure to maintain an effective system of internal controls; a downgrade in the Company's credit rating; the impact of future sales of the Company's common stock in the public market; the Company’s ability to continue to pay a regular dividend and the amounts of any such dividends; unanticipated business disruptions and natural events in the locations in which the Company or the Company's customers, suppliers, distributors, or regulators operate; economic and political conditions in the United States and in various other nations where the Company does business; changes in the Company's management team or other key personnel and the Company's ability to hire or retain key personnel or a highly skilled and diverse global workforce; risks associated with information technology and systems, including service interruptions, misappropriation of data, or breaches of security; increased pension, labor, and people-related expenses; changes in tax laws and interpretations; volatility of capital markets and other macroeconomic factors; and other factors. For additional information on these and other factors that could affect the Company's forward-looking statements, see the Company's risk factors, as they may be amended from time to time, set forth in its filings with the SEC. The Company disclaims and does not undertake any obligation to update, revise, or withdraw any forward-looking statement in this press release, except as required by applicable law or regulation.

Non-GAAP Financial Measures
The non-GAAP financial measures provided should be viewed in addition to, and not as an alternative for, results prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) that are presented in this press release.
To supplement the financial information provided, the Company has presented Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA, Adjusted EPS, and Free Cash Flow, which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable GAAP financial measures, such as net sales, net income/(loss), diluted earnings per share ("EPS"), net cash provided by/(used for) operating activities, or other measures prescribed by GAAP, and there are limitations to using non-GAAP financial measures.
Management uses these non-GAAP financial measures to assist in comparing the Company's performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations. Management believes that presenting the Company's non-GAAP financial measures (i.e., Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA, Adjusted EPS, and Free Cash Flow) is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company's results. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provides investors with additional understanding of the factors and trends affecting the Company's business than could be obtained absent these disclosures.
Organic Net Sales is defined as net sales excluding, when they occur, the impact of currency, acquisitions and divestitures, and a 53rd week of shipments. The Company calculates the impact of currency on net sales by holding exchange rates constant at the previous year's exchange rate, with the exception of highly inflationary subsidiaries, for which the Company calculates the previous year's results using the current year's exchange rate. Organic Net Sales is a tool that can assist management and investors in comparing the Company's performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations.

Adjusted EBITDA is defined as net income/(loss) from continuing operations before interest expense, other expense/(income), provision for/(benefit from) income taxes, and depreciation and amortization (excluding restructuring activities); in addition to these adjustments, the Company excludes, when they occur, the impacts of restructuring activities, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, certain non-ordinary course legal and regulatory matters, and equity award compensation expense (excluding restructuring activities). The Company also presents Adjusted EBITDA on a constant currency basis. The Company calculates the impact of currency on Adjusted EBITDA by holding exchange rates constant at the previous year's exchange rate, with the exception of highly inflationary subsidiaries, for which it calculates the previous year's results using the current year's exchange rate. Adjusted EBITDA and Constant Currency Adjusted EBITDA are tools that can assist management and investors in comparing the Company's performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations. In the second quarter of 2021, the Company revised the definition of Adjusted EBITDA to adjust for the impact of certain legal and regulatory matters arising outside the ordinary course of its business, as management believes such matters, when they occur, do not directly reflect the Company's underlying operations.
Adjusted EPS is defined as diluted earnings per share excluding, when they occur, the impacts of restructuring activities, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, certain non-ordinary course legal and regulatory matters, losses/(gains) on the sale of a business, other losses/(gains) related to acquisitions and divestitures (e.g., tax and hedging impacts), nonmonetary currency devaluation (e.g., remeasurement gains and losses), debt prepayment and extinguishment costs, and certain significant discrete income tax items (e.g., U.S. and non-U.S. tax reform), and including when they occur, adjustments to reflect preferred stock dividend payments on an accrual basis. The Company believes Adjusted EPS provides important comparability of underlying operating results, allowing investors and management to assess operating performance on a consistent basis. In the second quarter of 2021, the Company revised the definition of Adjusted EPS to adjust for the impact of certain legal and regulatory matters arising outside the ordinary course of its business and certain significant discrete income tax items beyond U.S. tax reform, as management believes such matters, when they occur, do not directly reflect the Company's underlying operations.
Free Cash Flow is defined as net cash provided by/(used for) operating activities less capital expenditures. The Company believes Free Cash Flow provides a measure of the Company's core operating performance, the cash-generating capabilities of the Company's business operations, and is one factor used in determining the amount of cash available for debt repayments, dividends, acquisitions, share repurchases, and other corporate purposes. The use of this non-GAAP measure does not imply or represent the residual cash flow for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.
See the attached schedules for supplemental financial data, which includes the financial information, the non-GAAP financial measures and corresponding reconciliations to the comparable GAAP financial measures for the relevant periods.

				Schedule 1
The Kraft Heinz Company Condensed Consolidated Statements of Income (in millions, except per share data) (Unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 25, 2021	September 26, 2020	September 25, 2021	September 26, 2020
Net sales	$6,324	$6,441	$19,333	$19,246
Cost of products sold	4,296	4,097	12,813	12,592
Gross profit	2,028	2,344	6,520	6,654
Selling, general and administrative expenses, excluding impairment losses	872	897	2,697	2,677
Goodwill impairment losses	—	300	265	2,343
Intangible asset impairment losses	—	—	78	1,056
Selling, general and administrative expenses	872	1,197	3,040	6,076
Operating income/(loss)	1,156	1,147	3,480	578
Interest expense	415	314	1,443	1,066
Other expense/(income)	(138)	(73)	(191)	(232)
Income/(loss) before income taxes	879	906	2,228	(256)
Provision for/(benefit from) income taxes	143	308	949	417
Net income/(loss)	736	598	1,279	(673)
Net income/(loss) attributable to noncontrolling interest	3	1	10	3
Net income/(loss) attributable to common shareholders	$733	$597	$1,269	$(676)

Basic shares outstanding	1,225	1,223	1,224	1,222
Diluted shares outstanding	1,236	1,229	1,235	1,222

Per share data applicable to common shareholders:
Basic earnings/(loss) per share	$0.60	$0.49	$1.04	$(0.55)
Diluted earnings/(loss) per share	0.59	0.49	1.03	(0.55)

					Schedule 2
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Three Months Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	Organic Net Sales	Price	Volume/Mix
September 25, 2021
United States	$4,521	$—	$—	$4,521
International	1,383	39	—	1,344
Canada	420	25	—	395
Kraft Heinz	$6,324	$64	$—	$6,260

September 26, 2020
United States	$4,710	$—	$246	$4,464
International	1,325	6	5	1,314
Canada	406	—	2	404
Kraft Heinz	$6,441	$6	$253	$6,182

Year-over-year growth rates
United States	(4.0)%	0.0 pp	(5.3) pp	1.3%	1.4 pp	(0.1) pp
International	4.4%	2.6 pp	(0.4) pp	2.2%	2.2 pp	0.0 pp
Canada	3.4%	5.7 pp	(0.4) pp	(1.9)%	0.2 pp	(2.1) pp
Kraft Heinz	(1.8)%	0.9 pp	(4.0) pp	1.3%	1.5 pp	(0.2) pp

					Schedule 3
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Nine Months Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	Organic Net Sales	Price	Volume/Mix
September 25, 2021
United States	$13,867	$—	$446	$13,421
International	4,190	211	9	3,970
Canada	1,276	100	1	1,175
Kraft Heinz	$19,333	$311	$456	$18,566

September 26, 2020
United States	$14,122	$—	$745	$13,377
International	3,931	17	14	3,900
Canada	1,193	—	4	1,189
Kraft Heinz	$19,246	$17	$763	$18,466

Year-over-year growth rates
United States	(1.8)%	0.0 pp	(2.1) pp	0.3%	1.3 pp	(1.0) pp
International	6.6%	5.0 pp	(0.2) pp	1.8%	2.1 pp	(0.3) pp
Canada	7.0%	8.3 pp	(0.1) pp	(1.2)%	2.2 pp	(3.4) pp
Kraft Heinz	0.5%	1.6 pp	(1.6) pp	0.5%	1.5 pp	(1.0) pp

			Schedule 4
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Three Months Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	Organic Net Sales
September 25, 2021
United States	$4,521	$—	$—	$4,521
International	1,383	32	—	1,351
Canada	420	20	—	400
Kraft Heinz	$6,324	$52	$—	$6,272

September 28, 2019
United States	$4,385	$—	$231	$4,154
International	1,276	7	5	1,264
Canada	415	—	3	412
Kraft Heinz	$6,076	$7	$239	$5,830

Year-over-year growth rates
United States	3.1%	0.0 pp	(5.7) pp	8.8%
International	8.4%	1.9 pp	(0.4) pp	6.9%
Canada	1.2%	4.8 pp	(0.5) pp	(3.1)%
Kraft Heinz	4.1%	0.8 pp	(4.3) pp	7.6%

			Schedule 5
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Nine Months Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	Organic Net Sales
September 25, 2021
United States	$13,867	$—	$446	$13,421
International	4,190	80	9	4,101
Canada	1,276	77	1	1,198
Kraft Heinz	$19,333	$157	$456	$18,720

September 28, 2019
United States	$13,142	$—	$681	$12,461
International	3,874	21	30	3,823
Canada	1,425	—	222	1,203
Kraft Heinz	$18,441	$21	$933	$17,487

Year-over-year growth rates
United States	5.5%	0.0 pp	(2.2) pp	7.7%
International	8.1%	1.4 pp	(0.6) pp	7.3%
Canada	(10.5)%	5.3 pp	(15.4) pp	(0.4)%
Kraft Heinz	4.8%	0.7 pp	(3.0) pp	7.1%

	Schedule 6
The Kraft Heinz Company Reconciliation of Net Income/(Loss) to Adjusted EBITDA (dollars in millions) (Unaudited)
	For the Three Months Ended
	September 25, 2021	September 26, 2020	September 28, 2019
Net income/(loss)	$736	$598	$898
Interest expense	415	314	398
Other expense/(income)	(138)	(73)	(380)
Provision for/(benefit from) income taxes	143	308	264
Operating income/(loss)	1,156	1,147	1,180
Depreciation and amortization (excluding restructuring activities)	228	232	243
Restructuring activities	15	8	15
Deal costs	2	9	6
Unrealized losses/(gains) on commodity hedges	27	(70)	9
Impairment losses	—	300	5
Equity award compensation expense (excluding restructuring activities)	51	41	11
Adjusted EBITDA	$1,479	$1,667	$1,469

Segment Adjusted EBITDA:
United States	$1,173	$1,363	$1,160
International	252	277	260
Canada	100	103	107
General corporate expenses	(46)	(76)	(58)
Adjusted EBITDA	$1,479	$1,667	$1,469

	Schedule 7
The Kraft Heinz Company Reconciliation of Net Income/(Loss) to Adjusted EBITDA (dollars in millions) (Unaudited)
	For the Nine Months Ended
	September 25, 2021	September 26, 2020	September 28, 2019
Net income/(loss)	$1,279	$(673)	$1,750
Interest expense	1,443	1,066	1,035
Other expense/(income)	(191)	(232)	(893)
Provision for/(benefit from) income taxes	949	417	584
Operating income/(loss)	3,480	578	2,476
Depreciation and amortization (excluding restructuring activities)	677	722	730
Restructuring activities	52	12	56
Deal costs	8	9	19
Unrealized losses/(gains) on commodity hedges	(12)	47	(30)
Impairment losses	343	3,399	1,223
Certain non-ordinary course legal and regulatory matters	62	—	—
Equity award compensation expense (excluding restructuring activities)	155	114	26
Adjusted EBITDA	$4,765	$4,881	$4,500

Segment Adjusted EBITDA:
United States	$3,827	$4,050	$3,556
International	821	797	765
Canada	304	268	371
General corporate expenses	(187)	(234)	(192)
Adjusted EBITDA	$4,765	$4,881	$4,500

			Schedule 8
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Three Months Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Currency	Constant Currency Adjusted EBITDA
September 25, 2021
United States	$1,173	$—	$1,173
International	252	9	243
Canada	100	5	95
General corporate expenses	(46)	(1)	(45)
Kraft Heinz	$1,479	$13	$1,466

September 26, 2020
United States	$1,363	$—	$1,363
International	277	3	274
Canada	103	—	103
General corporate expenses	(76)	—	(76)
Kraft Heinz	$1,667	$3	$1,664

Year-over-year growth rates
United States	(14.0)%	0.0 pp	(14.0)%
International	(9.1)%	2.2 pp	(11.3)%
Canada	(2.1)%	5.3 pp	(7.4)%
General corporate expenses	(39.5)%	0.2 pp	(39.7)%
Kraft Heinz	(11.3)%	0.6 pp	(11.9)%

			Schedule 9
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Nine Months Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Currency	Constant Currency Adjusted EBITDA
September 25, 2021
United States	$3,827	$—	$3,827
International	821	48	773
Canada	304	24	280
General corporate expenses	(187)	(3)	(184)
Kraft Heinz	$4,765	$69	$4,696

September 26, 2020
United States	$4,050	$—	$4,050
International	797	8	789
Canada	268	—	268
General corporate expenses	(234)	—	(234)
Kraft Heinz	$4,881	$8	$4,873

Year-over-year growth rates
United States	(5.5)%	0.0 pp	(5.5)%
International	3.0%	5.0 pp	(2.0)%
Canada	13.4%	9.0 pp	4.4%
General corporate expenses	(20.2)%	1.3 pp	(21.5)%
Kraft Heinz	(2.4)%	1.2 pp	(3.6)%

			Schedule 10
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Three Months Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Currency	Constant Currency Adjusted EBITDA
September 25, 2021
United States	$1,173	$—	$1,173
International	252	11	241
Canada	100	4	96
General corporate expenses	(46)	(1)	(45)
Kraft Heinz	$1,479	$14	$1,465

September 28, 2019
United States	$1,160	$—	$1,160
International	260	2	258
Canada	107	—	107
General corporate expenses	(58)	—	(58)
Kraft Heinz	$1,469	$2	$1,467

Year-over-year growth rates
United States	1.1%	0.0 pp	1.1%
International	(3.1)%	3.2 pp	(6.3)%
Canada	(5.9)%	4.4 pp	(10.3)%
General corporate expenses	(20.4)%	1.7 pp	(22.1)%
Kraft Heinz	0.7%	0.8 pp	(0.1)%

			Schedule 11
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Nine Months Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Currency	Constant Currency Adjusted EBITDA
September 25, 2021
United States	$3,827	$—	$3,827
International	821	33	788
Canada	304	18	286
General corporate expenses	(187)	(2)	(185)
Kraft Heinz	$4,765	$49	$4,716

September 28, 2019
United States	$3,556	$—	$3,556
International	765	9	756
Canada	371	—	371
General corporate expenses	(192)	—	(192)
Kraft Heinz	$4,500	$9	$4,491

Year-over-year growth rates
United States	7.6%	0.0 pp	7.6%
International	7.2%	3.0 pp	4.2%
Canada	(18.0)%	5.0 pp	(23.0)%
General corporate expenses	(2.7)%	1.3 pp	(4.0)%
Kraft Heinz	5.9%	0.9 pp	5.0%

			Schedule 12
The Kraft Heinz Company Reconciliation of Diluted EPS to Adjusted EPS (Unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 25, 2021	September 26, 2020	September 25, 2021	September 26, 2020
Diluted EPS	$0.59	$0.49	$1.03	$(0.55)
Restructuring activities(a)	0.01	0.01	0.03	0.01
Unrealized losses/(gains) on commodity hedges(b)	0.02	(0.04)	(0.01)	0.03
Impairment losses(c)	—	0.24	0.26	2.60
Certain non-ordinary course legal and regulatory matters(d)	—	—	0.05	—
Losses/(gains) on sale of business(e)	(0.06)	—	0.23	—
Debt prepayment and extinguishment costs(f)	0.09	—	0.37	0.07
Certain significant discrete income tax items(g)	—	—	0.19	(0.07)
Adjusted EPS	$0.65	$0.70	$2.15	$2.09
(a)    Gross expenses included in restructuring activities were $15 million ($12 million after-tax) for the three months and $52 million ($40 million after-tax) for the nine months ended September 25, 2021 and $9 million ($7 million after tax) for the three months and $13 million ($10 million after-tax) for the nine months ended September 26, 2020 and were recorded in the following income statement line items:
•Cost of products sold included expenses of $4 million for the nine months ended September 25, 2021 and income of $3 million for the three months and $4 million for the nine months ended September 26, 2020; and
•SG&A included expenses of $15 million for the three months and $48 million for the nine months ended September 25, 2021 and $11 million for the three months and $16 million for the nine months ended September 26, 2020.
•Other expense/(income) included expenses of $1 million for the three and nine months ended September 26, 2020.
(b)    Gross expenses/(income) included in unrealized losses/(gains) on commodity hedges were expenses of $27 million ($20 million after-tax) for the three months and income of $12 million ($9 million after-tax) for the nine months ended September 25, 2021 and income of $70 million ($54 million after-tax) for the three months and expenses of $47 million ($35 million after-tax) for the nine months ended September 26, 2020 and were recorded in cost of products sold.
(c)    Gross impairment losses, which were recorded in SG&A, included the following:
•Goodwill impairment losses of $265 million ($265 million after-tax) for the nine months ended September 25, 2021 and $300 million ($300 million after-tax) for the three months and $2.3 billion ($2.3 billion after-tax) for the nine months ended September 26, 2020; and
•Intangible asset impairment losses of $78 million ($59 million after-tax) for the nine months ended September 25, 2021 and $1.1 billion ($829 million after-tax) for the nine months ended September 26, 2020.
(d)    Gross expenses included in certain non-ordinary course legal and regulatory matters were $62 million ($62 million after-tax) for the nine months ended September 25, 2021 and were recorded in SG&A.
(e)    Gross expenses/(income) included in losses/(gains) on sale of business were income of $76 million ($72 million after-tax) for the three months and income of $11 million (expenses of $280 million after-tax) for the nine months ended September 25, 2021 and expenses of $2 million ($2 million after-tax) for the nine months ended September 26, 2020 and were recorded in other expense/(income). The impact in 2021 includes a gain on the remeasurement of a disposal group, which was reclassified as held and used in the third quarter of 2021.
(f)    Gross expenses included in debt prepayment and extinguishment costs were $147 million ($115 million after-tax) for the three months and $571 million ($450 million after-tax) for the nine months ended September 25, 2021 and $109 million ($82 million after-tax) for the nine months ended September 26, 2020 and were recorded in interest expense.
(g)    Certain significant discrete income tax items were a benefit of $1 million for the three months and an expense of $235 million for the nine months ended September 25, 2021 and a benefit of $81 million for the nine months ended September 26, 2020. The impact in 2021 relates to the revaluation of our deferred tax balances due to an increase in U.K. tax rates. The benefit in 2020 relates to the revaluation of our deferred tax balances due to changes in state tax laws following U.S. tax reform and subsequent clarification or interpretation of state tax laws.

		Schedule 13
The Kraft Heinz Company Key Drivers of Change in Adjusted EPS (Unaudited)
	For the Three Months Ended
	September 25, 2021	September 26, 2020	$ Change
Key drivers of change in Adjusted EPS:
Results of operations(a)	$0.72	$0.81	$(0.09)
Results of divested operations	—	0.03	(0.03)
Interest expense	(0.17)	(0.19)	0.02
Other expense/(income)(b)	0.04	0.05	(0.01)
Effective tax rate	0.06	—	0.06
Adjusted EPS	$0.65	$0.70	$(0.05)
(a) Includes non-cash amortization of definite-lived intangible assets, which accounted for a negative impact to Adjusted EPS from results of operations of $0.04 for the three months ended September 25, 2021 and September 26, 2020.
(b) Includes non-cash amortization of prior service credits, which accounted for a benefit to Adjusted EPS from other expense/(income) of $0.02 for the three months ended September 26, 2020.

		Schedule 14
The Kraft Heinz Company Key Drivers of Change in Adjusted EPS (Unaudited)
	For the Nine Months Ended
	September 25, 2021	September 26, 2020	$ Change
Key drivers of change in Adjusted EPS:
Results of operations(a)	$2.41	$2.44	$(0.03)
Results of divested operations	0.06	0.10	(0.04)
Interest expense	(0.55)	(0.60)	0.05
Other expense/(income)(b)	0.11	0.15	(0.04)
Effective tax rate	0.14	—	0.14
Effect of dilutive equity awards(c)	(0.02)	—	(0.02)
Adjusted EPS	$2.15	$2.09	$0.06
(a) Includes non-cash amortization of definite-lived intangible assets, which accounted for a negative impact to Adjusted EPS from results of operations of $0.11 for the nine months ended September 25, 2021 and $0.13 for the nine months ended September 26, 2020.
(b) Includes non-cash amortization of prior service credits, which accounted for a benefit to Adjusted EPS from other expense/(income) of $0.06 for the nine months ended September 26, 2020.
(c)     Represents the impact of excluding the dilutive effects of equity awards for the nine months ended September 26, 2020 as their inclusion would have had an anti-dilutive effect on EPS due to net losses attributable to common shareholders for the same period.

	Schedule 15
The Kraft Heinz Company Condensed Consolidated Balance Sheets (in millions, except per share data) (Unaudited)
	September 25, 2021	December 26, 2020
ASSETS
Cash and cash equivalents	$2,273	$3,417
Trade receivables, net	1,958	2,063
Inventories	2,839	2,773
Prepaid expenses	158	132
Other current assets	603	574
Assets held for sale	1,726	1,863
Total current assets	9,557	10,822
Property, plant and equipment, net	6,588	6,876
Goodwill	31,386	33,089
Intangible assets, net	44,803	46,667
Other non-current assets	2,563	2,376
TOTAL ASSETS	$94,897	$99,830
LIABILITIES AND EQUITY
Commercial paper and other short-term debt	$1	$6
Current portion of long-term debt	1,034	230
Trade payables	4,380	4,304
Accrued marketing	908	946
Interest payable	285	358
Other current liabilities	1,841	2,200
Liabilities held for sale	6	17
Total current liabilities	8,455	8,061
Long-term debt	22,937	28,070
Deferred income taxes	11,389	11,462
Accrued postemployment costs	240	243
Other non-current liabilities	1,638	1,751
TOTAL LIABILITIES	44,659	49,587
Equity:
Common stock, $0.01 par value	12	12
Additional paid-in capital	53,823	55,096
Retained earnings/(deficit)	(1,425)	(2,694)
Accumulated other comprehensive income/(losses)	(1,858)	(1,967)
Treasury stock, at cost	(463)	(344)
Total shareholders' equity	50,089	50,103
Noncontrolling interest	149	140
TOTAL EQUITY	50,238	50,243
TOTAL LIABILITIES AND EQUITY	$94,897	$99,830

	Schedule 16
The Kraft Heinz Company Condensed Consolidated Statements of Cash Flow (in millions) (Unaudited)
	For the Nine Months Ended
	September 25, 2021	September 26, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income/(loss)	$1,279	$(673)
Adjustments to reconcile net income/(loss) to operating cash flows:
Depreciation and amortization	677	722
Amortization of postemployment benefit plans prior service costs/(credits)	(5)	(92)
Equity award compensation expense	155	114
Deferred income tax provision/(benefit)	(120)	(343)
Postemployment benefit plan contributions	(21)	(20)
Goodwill and intangible asset impairment losses	343	3,399
Nonmonetary currency devaluation	4	6
Loss/(gain) on sale of business	(11)	2
Other items, net	421	132
Changes in current assets and liabilities:
Trade receivables	92	(6)
Inventories	(264)	(441)
Accounts payable	194	62
Other current assets	(96)	(18)
Other current liabilities	(200)	482
Net cash provided by/(used for) operating activities	2,448	3,326
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(655)	(397)
Proceeds from sale of business, net of cash disposed	3,401	—
Other investing activities, net	(2)	35
Net cash provided by/(used for) investing activities	2,744	(362)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(4,145)	(4,395)
Proceeds from issuance of long-term debt	—	3,500
Debt prepayment and extinguishment costs	(577)	(101)
Proceeds from revolving credit facility	—	4,000
Repayments of revolving credit facility	—	(4,000)
Dividends paid	(1,469)	(1,467)
Other financing activities, net	(142)	(46)
Net cash provided by/(used for) financing activities	(6,333)	(2,509)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(3)	(14)
Cash, cash equivalents, and restricted cash
Net increase/(decrease)	(1,144)	441
Balance at beginning of period	3,418	2,280
Balance at end of period	$2,274	$2,721

	Schedule 17
The Kraft Heinz Company Reconciliation of Net Cash Provided By/(Used For) Operating Activities to Free Cash Flow (in millions) (Unaudited)
	For the Nine Months Ended
	September 25, 2021	September 26, 2020
Net cash provided by/(used for) operating activities	$2,448	$3,326
Capital expenditures	(655)	(397)
Free Cash Flow	$1,793	$2,929